Exhibit 99.1

AMERICAN SHARED HOSPITAL SERVICES

REPORTS 2016 FIRST QUARTER RESULTS

San Francisco, CA – May 10, 2016 -- AMERICAN SHARED HOSPITAL SERVICES (NYSE MKT:AMS), a leading provider of turnkey technology solutions for advanced radiosurgical and radiation therapy services, today announced financial results for the first quarter of 2016.

First Quarter Results

For the three months ended March 31, 2016, medical services revenue increased 2.9% to $4,238,000 compared to medical services revenue of $4,117,000 for the first quarter of 2015. Excluding one customer contract that expired after the first quarter of 2015, medical services revenue increased $374,000, or 10.0%.

Net income for the first quarter of 2016 of $51,000, or $0.01 per share, included a loss on the early extinguishment of debt of $108,000 related to the payoff during the quarter of a $1,000,000 promissory note due in October 2017. Excluding this non-cash loss, net of estimated income tax, net income for the first quarter of 2016 was $115,000 compared to net income for the first quarter of 2015 of $128,000, or $0.02 per share.

Excluding one customer contract that expired after the first quarter of 2015, the total number of procedures performed in AMS' Gamma Knife business increased 6.2% for the first quarter of 2016 compared to the same period of 2015.

Medical services gross margin for the first quarter of 2016 increased to 40.9%, compared to medical services gross margin of 38.8% for the first quarter of 2015, primarily the result of reduced maintenance costs.

Operating income increased 9.4% to $499,000 for the first quarter of 2016 compared to operating income of $456,000 for the same period a year earlier. Pre-tax income, net of income attributable to non-controlling interest and the loss on early extinguishment of debt, decreased to $223,000 for the first quarter of 2016, compared to pre-tax income, net of income attributable to non-controlling interest, of $258,000 for the first quarter of 2015.

Selling and administrative expenses for the first quarter of 2016 increased to $949,000 compared to selling and administrative expenses of $821,000 for the first quarter of 2015, primarily the result of higher accounting and consulting expenses.

Adjusted EBITDA, a non-GAAP financial measure, was $2,129,000 for the first quarter of 2016, compared to $2,119,000 for the first quarter of 2015. Please refer to the financial statements included with this press release for a reconciliation of GAAP to this non-GAAP financial measure.

Balance Sheet Highlights

At March 31, 2016, cash and cash equivalents were $2,190,000 compared to $2,259,000 at December 31, 2015. Shareholders' equity at March 31, 2016 was $25,481,000, or $4.75 per outstanding share. This compares to shareholders' equity at December 31, 2015 of $25,180,000, or $4.69 per outstanding share.

CEO Comments

Chairman and Chief Executive Officer Ernest A. Bates, M.D., said, "Our Gamma Knife business performed well in the first quarter, continuing the trend of year-over-year gains in treatment volume, revenue, gross margin and operating income the business has delivered consistently in recent quarters. We remain focused on improving operating margins, and working with our hospital partners to increase utilization of our Gamma Knife systems.

"Early in April we were pleased to announce the initiation of patient treatments at AMS' first proton therapy center, The Marjorie and Leonard Williams Center for Proton Therapy at UF Health Cancer Center-Orlando Health in Florida. We expect our new proton business to contribute modestly to revenue in the second quarter and more substantially in the year's second half as UF Health Cancer Center-Orlando Health moves up the learning curve with the MEVION S250 proton device we supplied. The steady accumulation of professional research and clinical experience with this advanced treatment modality underscores the advantages of protons over conventional X-rays in the treatment of a wide range of cancers. We believe we have entered a period of sustained growth in the development of proton centers at hospitals throughout the county, and the successful development and opening of UF Health Cancer Center-Orlando Health positions AMS to be a significant beneficiary."

Earnings Conference Call

American Shared has scheduled a conference call at 12:00 p.m. PDT (3:00 p.m. EDT) today. To participate in the live call, dial (800) 446-1671 at least 5 minutes prior to the scheduled start time, and mention confirmation number 42509287. A simultaneous WebCast of the call may be accessed through the Company's website, www.ashs.com, or www.streetevents.com (institutional investors). A replay will be available for 30 days at these same internet addresses, or by dialing 888-843-7419 and entering 42509287# when prompted.

About AMS

American Shared Hospital Services provides turnkey technology solutions for advanced radiosurgical and radiation therapy services. AMS is the world leader in providing Gamma Knife radiosurgery equipment, a non-invasive treatment for malignant and benign brain tumors, vascular malformations and trigeminal neuralgia (facial pain). The Company also offers proton therapy, the latest IGRT and IMRT systems, as well as its proprietary Operating Room for the 21st CenturySM concept. AMS owns a common stock investment in Mevion Medical Systems, Inc., developer of the compact MEVION S250 Proton Therapy System.

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services, which involve risks and uncertainties including, but not limited to, the risks of the Gamma Knife and radiation therapy businesses, the risks of developing The Operating Room for the 21st Century program, the risks of investing in Mevion Medical Systems, Inc., and the risks of the timing, financing, and operations of the Company’s proton therapy business. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the definitive Proxy Statement for the Annual Meeting of Shareholders to be held on June 21, 2016.

Non-GAAP Financial Measure

Adjusted EBITDA, the non-GAAP measure presented in this press release and supplementary information, is not a measure of performance under accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA should not be considered a substitute for, and investors should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of the Company's performance or profitability.

Contacts:	American Shared Hospital Services

Ernest A. Bates, M.D., (415) 788-5300

Chairman and Chief Executive Officer

eabates@ashs.com

Berkman Associates

Neil Berkman, (310) 477-3118

President

info@berkmanassociates.com

AMERICAN SHARED HOSPITAL SERVICES

PRESS RELEASE	May 10, 2016
Page 3	First Quarter 2016 Financial Results

Selected Financial Data
(unaudited)

	Summary of Operations Data

	Three months ended
	March 31,
	2016	2015

Revenue	$4,238,000	$4,117,000

Costs of revenue	2,505,000	2,520,000

Gross margin	1,733,000	1,597,000

Selling & administrative expense	949,000	821,000

Interest expense	285,000	320,000

Operating income	499,000	456,000

(Loss) on early extinguishment of debt	(108,000)	--

Interest & other income	5,000	6,000
Income before income taxes	396,000	462,000
Income tax expense	64,000	130,000
Net income	332,000	332,000
Less: Net income attributable to non-controlling interest	(281,000)	(204,000)

Net income attributable to American Shared Hospital Services	$51,000	$128,000

Earnings per common share:
Basic	$0.01	$0.02

Assuming dilution	$0.01	$0.02

	Balance Sheet Data
	March 31,	December 31,
	2016	2015
Cash and cash equivalents	$2,190,000	$2,259,000
Current assets	$6,366,000	$5,974,000
Investment in equity securities	$579,000	$579,000
Total assets	$60,087,000	$54,042,000

Current liabilities	$9,185,000	$8,665,000
Shareholders' equity	$25,481,000	$25,180,000

AMERICAN SHARED HOSPITAL SERVICES

PRESS RELEASE	May 10, 2016
Page 4	First Quarter 2016 Financial Results

Adjusted EBITDA
		March 31,
		2016	2015

Net Income		$51,000	$128,000

Plus:	Income Tax Expense	$64,000	$130,000
	Interest Expense	$285,000	$320,000
	Depreciation and Amortization Expense	$1,562,000	$1,505,000
	Share-Based Payment	$59,000	$36,000
	Early Extinguishment of Debt	$108,000	$0

Adjusted EBITDA		$2,129,000	$2,119,000